Exhibit 2.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 2, 2020, by and among Coupa Software Incorporated, a Delaware corporation (“Parent”), TPG VII Laurel Holdings, L.P. (“TPG”), the entities affiliated with The Goldman Sachs Group, Inc. identified in the signature pages hereto (collectively, “GS”), MK Capital II, LP (“MK” and, collectively with TPG and GS, the “Key Equityholders”) and TPG, as stockholder representative (the “Stockholder Representative”).

WHEREAS, Parent, Lloyd Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent, Lloyd Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent, Laurel Parent Holdings, Inc., a Delaware corporation (the “Company”), and the Stockholder Representative are contemporaneously entering into that certain Agreement and Plan of Merger and Reorganization, dated on or about November 2, 2020 (as amended, modified or supplemented from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement, Parent will issue shares of its common stock, par value $0.0001 per share (“Parent Common Stock”), to certain Equityholders (as defined in the Merger Agreement) of the Company;

WHEREAS, the parties are entering into this Agreement pursuant to Section 1.12 of the Merger Agreement to provide the Equityholders with certain registration rights in connection with the Transactions; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement, a copy of which has been made available to the Key Equityholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, upon discussions with counsel to Parent (i) would be required to be made in any Registration Statement or Prospectus in order for such Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) Parent has a bona fide business purpose for not making such information public.

“Agreement” is defined in the preamble to this Agreement.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, such that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Block Trade” shall mean an offering and/or sale of Registrable Securities held or Beneficially Owned by one or more of the Key Equityholders in the form of a bought deal, a block trade or a direct sale that does not include any substantial marketing efforts by Parent or its management prior to pricing.

“Company” is defined in the recitals to this Agreement.

“Equity Security” means, for purposes of this Agreement, (a) any Parent Common Stock, voting preference shares or other securities of Parent having the right to vote, (b) any securities of Parent convertible, redeemable or exchangeable for or into Parent Common Stock, voting preference shares or other securities of Parent having the right to vote, (c) any options, rights or warrants (or any similar securities) issued by Parent to acquire Parent Common Stock, voting preference shares or other securities of Parent having the right to vote, or (d) any similar security of the types listed in the foregoing clauses (a), (b) and (c) of any Subsidiary of Parent.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” shall mean a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“GS” is defined in the preamble to this Agreement.

“Key Equityholders” is defined in the preamble to this Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“MK” is defined in the preamble to this Agreement.

“Parent” is defined in the preamble to this Agreement.

“Parent Common Stock” is defined in the recitals to this Agreement.

“Principal Market” means the principal market for the Parent Common Stock, then the principal securities exchange or securities market on which shares of Parent Common Stock are then traded.

“Prospectus” means any prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, the Registration Statement, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and by all other amendments thereto, and in each case all material incorporated by reference therein.

“Registrable Securities” means at any time any Parent Common Stock issued in connection with the Transactions and held or Beneficially Owned by an Equityholder or its transferees (including, for the avoidance of doubt, any Parent Common Stock that is subject to the Agreement, dated as of October 31, 2020, by and among the TPG and certain Equityholders); provided, however, that as to any Parent Common Stock, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are eligible to be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including: (i) stock exchange, SEC, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to Parent and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by Parent (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration), and (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the Principal Market; provided, that in no instance shall Registration Expenses include the Selling Expenses.

“Registration Indemnified Party” is defined in Section 4.2.

“Registration Indemnifying Party” is defined in Section 4.2.

“Registration Statement” is defined in Section 2.1.1.

“Selling Expenses” means the underwriting fees, discounts and selling commissions applicable to all Registrable Securities registered by or on behalf of the Equityholders and legal expenses not included within the definition of Registration Expenses.

2.    REGISTRATION RIGHTS.

2.1    Form S-3.

2.1.1    Filing. On the dates specified by the Stockholder Representative in its sole discretion, which dates shall be no later than ten (10) Business Days after the Closing Date (the “Filing Window”), Parent shall file with the SEC a registration statement on Form S-3 (such registration statement, including all amendments and supplements thereto and all exhibits and all material incorporated by reference therein, being referred to as the “Registration Statement”) and a Prospectus covering the resale of all Parent Common Stock issued in connection with the Transactions, and such Registration Statement shall become effective upon filing. The Registration Statement and such Prospectuses shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to the Equityholders and requested by the Stockholder Representative. In addition, at the request of the Stockholder Representative, Parent shall file with the SEC a prospectus supplement covering one (1) Block Trade, and such filing shall be made on a date within the Filing Window that the Stockholder Representative in its sole discretion specifies at least 48 hours prior to such filing (it being understood that if the Stockholder Representative instructs Parent not to proceed with any such filing, the Stockholder Representative may designate another day within the Filing Window with 48 hours’ notice, which process may recur multiple times with the Filing Window). Parent shall maintain the Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Registration Statement continuously effective and in compliance with the provisions of the Securities Act, including Item 512(a)(1) of Regulation S-K of the Securities Act, until the earlier of (i) such time as there are no longer any Registrable Securities and (ii) the one-year anniversary of the Closing Date.

2.1.2    Undertakings. Whenever Registrable Securities are registered or sold pursuant to the terms of this Section 2, Parent shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Parent shall as expeditiously as possible take all of the actions set forth in Section 3.

2.1.3    Registration Expenses. All Registration Expenses shall be borne by Parent. All Selling Expenses relating to Registrable Securities registered shall be borne by the Equityholders.

2.1.4    Rule 144. With a view to making available to the Equityholders the benefits of Rule 144 promulgated under the Securities Act, Parent covenants that it will use its commercially reasonable efforts to (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as the Stockholder Representative or its designee may reasonably request, all to the extent required from time to time to enable the Equityholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Stockholder Representative, Parent will deliver to it a written statement as to whether it has complied with such information requirements.

2.1.5    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Parent that a Registration Statement or Prospectus contains a Misstatement, the Stockholder Representative or Equityholders shall forthwith discontinue disposition of Registrable Securities until the Stockholder Representative has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Parent hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until the Stockholder Representative is advised in writing by Parent that the use of the applicable Prospectus may be resumed. If the filing or continued use of the Registration Statement at any time would require Parent to make an Adverse Disclosure or would require the inclusion in the Registration Statement of financial statements that are unavailable to Parent for reasons beyond Parent’s control, Parent may, upon giving prompt written notice of such action to the Stockholder Representative, delay the filing of, or suspend use of, the Registration Statement for the shortest period of time, but in no event more than 60 days, determined in good faith by Parent to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by Parent not more than two times, which shall not be consecutive, in any 12-month period; provided, further that any such delay or suspension shall toll the Filing Window for the number of Business Days so delayed or suspended. In the event Parent exercises its rights under the preceding sentence, the Stockholder Representative agrees to suspend, immediately upon its receipt of the notice referred to above, its use of any Prospectus relating to any sale or offer to sell Registrable Securities. Parent shall immediately notify the Stockholder Representative of the expiration of any period during which it exercised its rights under this Section 2.

2.1.6    Lock Ups. In connection with the Block Trade, Parent shall not effect any public sale or public distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and directors not to transfer any Equity Securities, except in the event the underwriters managing the Block Trade consent to such shorter period, during the period beginning five days before the date of pricing of the Block Trade and ending 45 days thereafter, or such other period not to exceed 50 days provided in the underwriting agreement executed in connection with the Block Trade. Notwithstanding the foregoing, officers and directors of Parent shall be permitted to transfer Equity Securities pursuant to lock-up exceptions substantially consistent with Parent’s past practice.

3.    REGISTRATION RIGHTS UNDERTAKINGS.

3.1    Parent shall, as expeditiously as possible, take all of the following actions:

3.1.1    before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at Parent’s expense, furnish to the Stockholder Representative copies of the Registration Statement or Prospectus proposed to be filed and such other documents reasonably requested by the Stockholder Representative, which shall be subject to the review and reasonable comment of the counsel to the Stockholder Representative;

3.1.2    prepare and file with the SEC such amendments and supplements to the Registration Statement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the earlier of (i) the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities and (ii) the one-year anniversary of the Closing Date;

3.1.3    furnish to the Stockholder Representative, and, if applicable, the managing underwriters, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, any applicable Prospectus (including any preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by the Stockholder Representative, and, upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating thereto;

3.1.4    use its commercially reasonable efforts (x) to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Stockholder Representative reasonably requests, (y) to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder Representative to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that Parent hall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

3.1.5    reasonably promptly notify the Stockholder Representative and its counsel and the managing underwriters (if applicable): (A) at any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, (B) upon discovery that, or upon the happening of any event as a result of which, the Registration Statement, or a Prospectus or Free Writing Prospectus relating to the Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or a Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Stockholder Representative, Parent shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Stockholder Representative and its counsel and the managing underwriters and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (C) promptly after Parent becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any federal or state Governmental Entity for amendments or supplements to a Registration Statement, Prospectus or Free Writing Prospectus covering Registrable Securities or for additional written information relating thereto, (D) as soon as Parent becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of the Registration Statement covering the Registrable Securities, (E) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, or (F) when a Registration Statement, Prospectus or Free Writing Prospectus or any amendment or supplement has been filed with the SEC;

3.1.6    use its reasonable best efforts to cause all such Registrable Securities to be listed on the Principal Market;

3.1.7    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities from and after the effective date of the Registration Statement;

3.1.8    cooperate, and cause its counsel and transfer agent to cooperate (including, in the case of counsel, by delivering customary legal opinions), with the Equityholders to facilitate the removal of any restrictive legends on the Registrable Securities and effectuate subsequent transfers thereof in the manner requested by the Equityholders;

3.1.9    enter into and perform under such customary agreements (including an underwriting agreement in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Stockholder Representative or the underwriters, if any, reasonably request in order to expedite or facilitate the Block Trade;

3.1.10    for a reasonable period prior to the Block Trade, make available for inspection and copying by the Stockholder Representative and its counsel, any underwriter participating in the Block Trade, and any attorney, accountant or other agent retained by the Stockholder Representative or underwriter, all financial and other records and pertinent corporate documents of Parent that would be customarily provided as part of a “due diligence” review of Parent as part of an underwritten offering, and cause Parent’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by the Stockholder Representative and its counsel, any underwriter participating in the Block Trade, and any attorney, accountant or other agent retained by the Stockholder Representative or underwriter in connection with the Block Trade, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to Parent and the applicable underwriter (which shall contain customary exceptions thereto);

3.1.11    permit the Stockholder Representative and its counsel, any underwriter participating in the Block Trade, and any other attorney retained by the Stockholder Representative or such underwriter, to participate in the preparation of the Registration Statement and any Prospectus relating to the Block Trade (including, but not limited to, reviewing and commenting thereon);

3.1.12    in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in the Registration Statement for sale in any jurisdiction, Parent shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction at the earliest practicable date;

3.1.13    obtain and furnish to the underwriters in the Block Trade, with copies to the Stockholder Representative if requested, a signed counterpart of (w) a customary cold comfort and bring down letter from Parent’s independent registered public accounting firm, (x) a customary legal opinion of counsel to Parent addressed to such underwriters in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters reasonably request, (y) a negative assurances letter of counsel to Parent in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters reasonably request, and (z) customary certificates executed by authorized officers of the Parent as may be requested by the Stockholder Representative or the managing underwriters;

3.1.14    with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Stockholder Representative, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

3.1.15    provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the Registration Statement;

3.1.16    promptly notify in writing the Stockholder Representative and the managing underwriters of the securities being sold (x) when the Registration Statement and any Prospectus or Free Writing Prospectus relating to the Block Trade has been filed and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

3.1.17    prepare and file with the SEC such amendments and supplements to the Registration Statement as (A) reasonably requested by the Stockholder Representative (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period required hereunder; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; (y) provide additional information related to the Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any federal or state Governmental Entity to consummate the Block Trade; and (z) respond promptly to any comments received from the SEC;

3.1.18    cooperate with the managing underwriter participating in the Block Trade and underwriters’ counsel in connection with any filings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC, if necessary;

3.1.19    within the deadlines specified by the Securities Act, make all required filing fee payments in respect of the Registration Statement or Prospectus used under this Agreement (and any offering contemplated hereby or thereby);

3.1.20    if requested by the Stockholder Representative or the managing underwriters participating in the Block Trade, promptly include in a Prospectus supplement or amendment such information as the Stockholder Representative or such managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or amendment as soon as reasonably practicable after Parent has received such request; and

3.1.21    use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

4.    REGISTRATION RIGHTS INDEMNIFICATION.

4.1    Indemnification by Parent. Parent agrees to indemnify and hold harmless the Stockholder Representative, the Equityholders and each of their respective Affiliates, directors, officers, employees, members, managers and agents and each Person who controls the Stockholder Representative or any of the Equityholders within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Legal Requirements, from and against any Losses to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or any preliminary, final or summary Prospectus or Free Writing Prospectus included in the Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, Parent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that Parent will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Stockholder Representative or any Equityholder furnished to Parent by or on behalf of the Stockholder Representative or such Equityholder specifically for inclusion therein, it being understood and agreed that the only information so furnished by any Equityholder will be that information that was provided by such Equityholder in the questionnaire provided to Parent (such information, the “Equityholder Information”). This indemnity agreement will be in addition to any liability which Parent may otherwise have.

4.2    Indemnification by the Equityholders. The Equityholders, severally and not jointly, shall indemnify and hold harmless Parent and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls Parent within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Legal Requirements, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary, final or summary Prospectus included in the Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Equityholder furnished to Parent by or on behalf the Equityholder specifically for inclusion therein; provided, however, that (i) the indemnity contained herein is limited in all respects to statements or omissions made in reliance upon and in conformity with the Equityholder Information, (ii) the total amount to be indemnified by the Equityholder pursuant to Section 2 shall be limited to the net proceeds (after deducting underwriting discounts and commissions) received by the Equityholder in the offering to which the Registration Statement or Prospectus relates, and (iii) the Equityholder shall not be liable in any case to the extent that prior to the filing of the Registration Statement, or any amendment thereof or supplement thereto, the Stockholder Representative or any Equityholder has furnished in writing to Parent, information expressly for use in, and within a reasonable period of time prior to the effectiveness of the Registration Statement, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to Parent.

4.3    Notification. If any Person shall be entitled to indemnification under Section 2 (each, a “Registration Indemnified Party”), such Registration Indemnified Party shall give prompt notice to the party required to provide indemnification (each, a “Registration Indemnifying Party”) of any Action or of the commencement of any Action as to which indemnity is sought. The Registration Indemnifying Party shall have the right, exercisable by giving written notice to the Registration Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Registration Indemnified Party of such Action, to assume, at the Registration Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to the Registration Indemnified Party and, after notice from the Registration Indemnifying Party to such Registration Indemnified Party of its election to assume the defense thereof, the Registration Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with Section 2) be liable to such Registration Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Registration Indemnified Party in connection with the defense thereof; provided, however, that a Registration Indemnified Party shall have the right to employ separate counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such Registration Indemnified Party unless the Registration Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Registration Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Registration Indemnified Party to give notice as provided herein shall relieve a Registration Indemnifying Party of its obligations under Section 2 only to the extent that the failure to give such notice is materially prejudicial or harmful to such Registration Indemnifying Party’s ability to defend such action. No Registration Indemnifying Party, in the defense of any such Action, shall, except with the prior written consent of each Registration Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Party of a release from all liability in respect to such Action. The indemnity agreements contained in Section 2 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Registration Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in Section 2 shall be in addition to any other indemnification rights or agreements that a Registration Indemnified Party may have. A Registration Indemnifying Party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Registration Indemnifying Party with respect to such Action, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Registration Indemnified Party and any other Registration Indemnified Parties with respect to such Action.

4.4    Contribution. If the indemnification provided for in Section 2 is held by a court of competent jurisdiction to be unavailable to a Registration Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in Section 2, the Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party hereunder, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Registration Indemnifying Party, on the one hand, and the Registration Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Registration Indemnifying Party, on the one hand, and the Registration Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Registration Indemnifying Party or such Registration Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. Parent and the Stockholder Representative agree that it would not be just and equitable if contribution pursuant to Section 2) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of Section 2). Notwithstanding the foregoing, the amount that any Equityholder will be obligated to contribute pursuant to Section 2) will be limited to an amount equal to the net proceeds received by the applicable Equityholder in respect of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.    MISCELLANEOUS.

5.1    Third-Party Beneficiaries; Enforcement. Pursuant to Section 1.12 of the Merger Agreement, the parties hereby designate the Equityholders (as defined in the Merger Agreement) as express third party beneficiaries of this Agreement. Furthermore, the parties hereto expressly agree that the Stockholder Representative shall have the right to enforce Parent’s obligations hereunder on behalf of the Equityholders, regardless of whether the Stockholder Representative holds or Beneficially Owns any Registrable Securities.

5.2    Amendments and Modifications. Upon the written consent of Parent and the Stockholder Representative, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No course of dealing between any Equityholder or Parent and any other party hereto or any failure or delay on the part of an Equityholder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Equityholder or Parent. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.3    Term. This Agreement shall terminate upon until the earlier of (i) such time as there are no longer any Registrable Securities and (ii) the one-year anniversary of the Closing Date; provided further that with respect to any Equityholder other than the Stockholder Representative, such Equityholder (other than the Stockholder Representative) will have no rights under this Agreement and all obligations of the Company to such Equityholder (other than the Stockholder Representative) under this Agreement shall terminate upon the date that such Equityholder (other than the Stockholder Representative) no longer holds Registrable Securities.

5.4    Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in accordance with Section 9.5 of the Merger Agreement.

5.5    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.6    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. The parties hereto agree that execution of this Agreement by industry standard electronic signature software and/or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or related to this Agreement, each party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

5.7    Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.9    Exclusive Jurisdiction. Each party to this Agreement agrees that the terms set forth in Section 9.13 of the Merger Agreement shall govern this Agreement.

5.10    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COUPA SOFTWARE INCORPORATED

By:	/s/ Jon Stueve
Name: Jon Stueve
Title: SVP and Legal Counsel

TPG VII LAUREL HOLDINGS, L.P.

By:	TPG GenPar VII, L.P.
Its:	General Partner

By:	TPG GenPar VII Advisors, LLC
Its:	General Partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

BROAD STREET PRINCIPAL
INVESTMENTS, L.L.C.

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

STONE STREET 2015, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C.
Its:	General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

(Signature Page to Agreement)

BRIDGE STREET 2015, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C.
Its:	General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

MBD 2015, L.P.

By:	MBD Advisors, L.L.C.
Its:	General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

2015 EMPLOYEE OFFSHORE AGGREGATOR, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C.
Its:	General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

MK CAPITAL II, LP

By:	MK Capital Management II, LLC
Its:	General Partner

By:	/s/ Mark Koulogeorge
Name: Mark Koulogeorge
Title: Manager

(Signature Page to Agreement)

TPG VII LAUREL HOLDINGS, L.P., acting as Stockholder Representative

By:	TPG GenPar VII, L.P.
Its:	General Partner

By:	TPG GenPar VII Advisors, LLC
Its:	General Partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

(Signature Page to Agreement)